UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): April 9, 2010

Atlas Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32169	51-0404430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Westpointe Corporate Center One

1550 Coraopolis Heights Road

Moon Township, PA 15108

(Address of Principal Executive Offices) (Zip Code)

412-262-2830

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On April 9, 2010, Atlas Energy Resources, LLC (“Atlas”), a wholly owned subsidiary of Atlas Energy, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Reliance Marcellus, LLC (“Reliance”), a wholly-owned subsidiary of Reliance Industries Limited, pursuant to which Atlas agreed, and agreed to cause certain of its subsidiaries, to sell to Reliance a 40% undivided interest (the “Conveyed Interests” and, together with Atlas’s remaining 60% undivided interest, the “Joint Acreage”) in horizons located from the bottom of the Tully formation to the bottom of the Oriskany formation within a defined area of mutual interest (the “AMI”) comprised of undeveloped acreage in Allegheny, Armstrong, Butler, Cambria, Clarion, Clearfield, Fayette, Greene, Indiana, McKean, Somerset, Washington and Westmoreland Counties, Pennsylvania and Preston County, West Virginia, together with associated contracts and data. The total subject undeveloped acreage is approximately 300,000 gross acres (approximately 120,000 net acres to Reliance) and excludes specified acreage around existing production. Reliance Industries Limited provided a guaranty of Reliance’s payment and performance obligations under the Purchase Agreement and, as discussed below, will provide at closing a guaranty of its drilling carry obligation. The Company provided a guaranty, which will remain in effect for up to 7.5 years, of Atlas’s payment and performance obligations under the Purchase Agreement and the Development Agreement, described below. The Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Purchase Price

Reliance will pay Atlas approximately $340 million in cash at closing for the Conveyed Interests. In addition, at closing, the parties will enter into a Participation and Development Agreement (the “Development Agreement”), described below, pursuant to which Reliance will bear 75% of Atlas’s share of certain development costs, up to a maximum of approximately $1.36 billion and pursuant to which Atlas and Reliance will participate in the exploration and development of the Joint Acreage and of any other properties jointly acquired by the parties in the AMI (collectively, the “Joint Interests”).

Closing

The closing of the transaction contemplated by the Purchase Agreement is conditioned upon the receipt of the consent of the lenders under Atlas’s secured credit facility and other customary closing conditions.

Representations and Warranties

The Purchase Agreement contains customary representations and warranties, including with respect to corporate power and authority, no conflicts, consents, bankruptcy, foreign person, written claims and litigation, material contracts, no violation of laws, preferential rights, taxes, brokers’ fees, royalties, permits, environmental matters and selling subsidiaries. This summary and the Purchase Agreement have been included to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about Atlas or Reliance. The representations and warranties contained in the Purchase Agreement are made to, and solely for the benefit of, the parties to the Purchase Agreement. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure letters that the parties have exchanged in connection with signing the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement are made for the purpose of allocating risk between the parties, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Purchase Agreement and are modified in important respects by the confidential disclosure letters.

Post-Closing Remedies

Atlas and Reliance have agreed that, after the closing, they will indemnify each other for breaches of representations, warranties and covenants. In addition, Atlas has agreed that, with respect to uncured title defects with respect to the Conveyed Interests, Atlas will assign substitute acreage to Reliance, reduce the Drilling Carry Obligation, described below, or other cash obligations owed by Reliance under the Development Agreement or indemnify Reliance.

Participation and Development Agreement

The parties have agreed to enter into the Development Agreement at the closing of the transaction contemplated by the Purchase Agreement. The Development Agreement will remain in effect until the twelfth anniversary of the closing date unless earlier terminated by written agreement of the parties. The form of the Development Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

Development Costs and Drilling Carry Obligation

Atlas will hold a 60% participating interest share of the Joint Interests, and Reliance will hold a 40% participating interest share of the Joint Interests. Each party must generally pay its participating interest share of all development costs arising under the Development Agreement or under any applicable joint operating agreement (each, a “JOA”). However, Reliance will bear 75% of Atlas’s share of development costs that are capital expenditures, up to a maximum of approximately $1.36 billion, subject to possible adjustment for title defects as described above (the “Drilling Carry Obligation”). The Drilling Carry Obligation will end on the earlier to occur of (a) the date on which the entire amount of the Drilling Carry Obligation has been paid by Reliance, and (b) 5.5 years after the closing date, unless extended for certain circumstances, including if 85% or more of the wells proposed in the parties’ multi-year plan have been drilled to their target depths as of such date, in which case the drilling carry period will be extended for two additional years.

As security for Reliance’s performance of the Drilling Carry Obligation, Reliance will provide for four years an irrevocable letter of credit in the amount of $300 million, with a cumulative drawing amount of $550 million. The cumulative drawing amount will be reduced by the amounts of all payments that Reliance makes under the Drilling Carry Obligation and of drawings under the letter of credit. Reliance Industries Limited will also provide a guarantee in the amount of $850 million for the Drilling Carry Obligation that will remain in effect for up to 7.5 years.

Operator Arrangements

The parties will enter into one or more JOA for each drilling unit and all or any portion of the Joint Interests prior to drilling. Atlas (or its designated subsidiary) will be designated to serve as the operator under each JOA (the “Operator”) and will operate the Joint Interests in accordance with the terms of the JOA (subject to the terms of the Development Agreement). Unless Atlas is required to operate pursuant to third-party contractual obligations, then one year after closing, Reliance may elect to become the Operator of a project area that it selects from among four possible project areas. If Reliance meets certain benchmarks with respect to the first project area, then it will have the right to become Operator of a second project area and then, similarly, of a third project area. The Operator may be removed for good cause, including for material breaches of the Operator’s obligations, failure to cure any such breach within 60 days, and fraud, willful misconduct or gross negligence in the performance of its duties under the Development Agreement or under a JOA, and for certain transfers of the Joint Interests.

Area of Mutual Interest

Atlas will serve as the exclusive leasing agent for properties in the AMI. If the Operator acquires any additional acreage in the AMI for the purpose of completing a drilling unit, the other party will be obligated to purchase its participating interest share of such additional acreage. If Atlas acquires any additional acreage in the AMI that is not for the purpose of completing a drilling unit, Reliance will have the option to purchase its participating interest share of such additional acreage (“Option Acreage”) on the same material terms and conditions. If Reliance chooses not to do so, Atlas will retain 100% of the Option Acreage, which will be excluded from the AMI and will not be governed by the Development Agreement or by any JOA.

Reliance’s Right of First Offer

If Atlas desires to sell more than 5% of the interest it holds as of the closing date in acreage outside the AMI to any non-affiliate, then Reliance may make an offer to purchase such interest. Atlas must accept Reliance’s offer if it is (a) for all of the interests to be sold by Atlas; (b) solely for cash and (on a present value basis) at least $8,000 per net acre; and (c) no less favorable to Atlas than the terms and conditions of the Development Agreement. The right of first offer will terminate on the tenth anniversary of the closing date.

Standstill Agreement

At the closing of the transaction contemplated by the Purchase Agreement, Atlas, the Company, Reliance and Reliance Industries Limited will enter into a standstill agreement pursuant to which Reliance and Reliance Industries Limited will agree, for five years and subject to certain exceptions, not to take any action to acquire any securities or a majority of the assets of the Company or Atlas, nor to take certain other actions with respect to the voting securities of Atlas and the Company. The form of the standstill agreement is attached hereto as Exhibit 2.3 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 9, 2010, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On April 12, 2010, the Company held a presentation for investors, analysts and others regarding the transaction described in Item 1.01 hereto (the “Presentation”), which was accessible over the Internet and by conference call. At the Presentation, the Company discussed certain financial and other information relating to the transaction (the “Presentation Materials”), the Purchase Agreement, the Development Agreement and other items, after which it held a live question and answer session. A copy of the conference call transcript is attached as Exhibit 99.2 hereto and is incorporated herein by reference. The furnishing of the transcript is not intended to constitute a representation that such furnishing is required by Regulation FD or that the transcript includes material investor information that is not otherwise publicly available. The Presentation Materials, together with a reconciliation to GAAP of certain non-GAAP financial measures, are attached hereto as Exhibit 99.3 and are incorporated herein by reference.

The information in Exhibits 99.1, 99.2 and 99.3 shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended. In addition, the Company does not assume any obligation to update such information in the future.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Purchase and Sale Agreement, dated April 9, 2010.*

2.2	Form of Participation and Development Agreement.*

2.3	Form of Standstill, AMI and Transfer Restriction Agreement.

99.1	Press Release, dated April 9, 2010.

99.2	The transcript of conference call held on April 12, 2010.

99.3	Presentation Materials.

*	The exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Energy, Inc.

Date: April 13, 2010	By:	/S/ MATTHEW A. JONES
	Name:	Matthew A. Jones
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated April 9, 2010.*

2.2	Form of Participation and Development Agreement.*

2.3	Form of Standstill, AMI and Transfer Restriction Agreement.

99.1	Press Release, dated April 9, 2010.

99.2	The transcript of conference call held on April 12, 2010.

99.3	Presentation Materials.

*	The exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.